SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SAGENT TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Contact:	Patty Szoka Chief Accounting Officer Sagent 650.815.3258 pszoka@sagent.com

SAGENT ANNOUNCES THE FILING OF THE DEFINITIVE PROXY STATEMENT AND SETS

THE DATE OF THE SPECIAL STOCKHOLDERS MEETING TO JULY 15, 2003

MOUNTAIN VIEW, Calif.—June 17, 2003—Sagent (Nasdaq: SGNT) today announced that it has set the date for the special stockholders meeting for approval of the proposed sale of all of its operating assets and subsequent dissolution, and that it has filed, and mailed to stockholders, the definitive proxy statement for the special stockholders meeting. The stockholders meeting will be held on July 15, 2003 at 9:00 a.m. local time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at 650 Page Mill Road, Palo Alto, California.

At the meeting, the stockholders will be asked to vote on the following proposals:

1.	To approve the proposed sale of all of Sagent’s operating assets to Group 1 Software, Inc., described in more detail in the proxy statement.

2.	To approve the Plan of Complete Liquidation and Dissolution of Sagent Technology, Inc.

3.	Following consummation of the asset sale in Proposal 1, to amend Sagent’s Amended and Restated Certificate of Incorporation to remove the name “Sagent”.

4.	To transact such other business as may properly come before the Special Meeting and any adjournments thereof.

If the sale of assets and dissolution is approved at the special stockholders meeting, the closing of the sale will be held promptly following the stockholders meeting, and the dissolution is expected to be completed by year-end, at which point distribution would be paid out to the shareholders as described in the proxy statement. If the sale of assets and dissolution is not approved at the special stockholders meeting, the $7 million loan from Group 1 will be due on July 31, 2003, and Sagent will not be in a position to make the payment. At that point, Group 1 would have the right to declare an event of default, exercise its remedies as a secured creditor and commence a foreclosure sale. If this were to happen, it is uncertain what amount, if any, would be received upon the sale of our assets and if there would be any funds available to distribute to stockholders.

Additional Information

Sagent has filed a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). Stockholders of Sagent are urged to read the proxy statement any other relevant documents filed with the SEC because they contain important information. Investors and security holders can obtain free copies of the proxy statement and other relevant documents by contacting Sagent Technology, Inc., 800 West El Camino Real Suite 300, Mountain View, CA 94040 or at Sagent’s web site at www.sagent.com. In addition, documents filed with the SEC by Sagent are available free of charge at the SEC’s web site at www.sec.gov.

Sagent has fixed the close of business on May 28, 2003 as the record date for determining stockholders entitled to notice of, and vote at, the Special Meeting. Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Sagent in connection with the transaction, and their direct and indirect interests, by security holding or otherwise, in the solicitation is set forth in the proxy statement as filed by Sagent with the SEC.

Forward Looking Statements

Some of the statements contained in this release, including the statements regarding the timing of the closing of the sale of assets and subsequent dissolution and the anticipated effects if the transactions are not approved, are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are neither promises or guarantees, but involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those set forth or reflected in the forward looking statements.

Editor’s Note: Sagent is the trademark of Sagent Technology Inc. All other trademarks are the property of their respective owners.